Exhibit 99

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:  Jeff Dodge
                Investor Relations
                (404) 885-8804
                jeff.dodge@equifax.com

Equifax Reports Third Quarter Earnings of 36 Cents Per Share From Continuing Operations

Atlanta, October 17, 2002—Equifax Inc. (NYSE: EFX) today reported solid third quarter revenue and earnings growth with strong performance from its consumer reporting and direct to consumer businesses. Earnings per share from continuing operations grew 9 percent to 36 cents. Revenue for the quarter increased 6 percent to $290 million. Reported results exclude an 8 cent per share charge taken in the third quarter to exit the company’s commercial business in Spain, which was classified as a discontinued operation. Net income for the quarter, after discontinued operations, was $39 million or 28 cents per share.

“Equifax delivered strong growth and profitability in a difficult environment,” said Thomas F. Chapman, Equifax chairman and CEO. “We continue to make significant progress on our key growth initiatives. Our unique, leading edge technologies, data assets and expertise are the foundation for all of these initiatives. We believe these newer growth platforms strengthen our franchise and will become significant sources of revenue growth in the future.”

Highlights for the quarter as compared to Q3 2001 (excluding divestitures, discontinued operations, and goodwill amortization in 2001):

•	Revenues of $290 million were up 6 percent;

•	Operating margins were 31 percent;

•	Net income was $50 million, an increase of 8 percent;

•	Earnings per share grew 9 percent to 36 cents;

•	North America reported revenue growth of 13 percent with operating margins of 40 percent;

•	Direct-to-Consumer revenues increased 106 percent to $11 million;

•	During the quarter, Equifax repurchased 1,063,800 shares for a total investment of $23 million;

•
The Safety and Security initiative delivered an enhanced system 20 days ahead of schedule to the Regulatory DataCorp and signed the UK Passport Service as a customer for ID fraud and decisioning tools to be integrated into their application process.

2002 Outlook

Equifax anticipates meeting the full year consensus for earnings per share of $1.38. For the fourth quarter ending December 2002, Equifax expects earnings per share of 38 cents.

Teleconference

Equifax’s quarterly teleconference to discuss results will be held today at 9 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com. Please note that Microsoft Media Player is required to access the audio Webcast. This can be downloaded from www.microsoft.com/windows/mediaplayer.

About Equifax

Equifax, a 103-year-old S&P 500 company, enables and secures global commerce through its information management, marketing services, direct to consumer, commercial and authentication businesses. As a leader in information technology, Equifax serves customers across a wide range of industries including the financial services, retail, healthcare, telecommunications/utilities, brokerage, insurance and government industries. Equifax also enlightens, enables and empowers consumers to manage and protect their financial health with services offered at www.equifax.com. The company ranked number five in return on equity among Business Week’s Best Performers during 2001. Equifax employs 4,900 in 12 countries and has $1.1 billion in revenue.

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company’s products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the “forward-looking information” section in the management’s discussion and analysis included in the annual report on Form 10-K for the year ended December 31, 2001.

#####

Common Questions & Answers (Unaudited)—September 30, 2002
(Dollars in Millions, except per share amounts)

1.    Can you provide a further breakdown of revenue in the North American Information Services segment?

North American Information Services revenue consists of the following components:

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	12 Months	1st Qtr	2nd Qtr	3rd Qtr
North American Revenue:
U.S. Credit Information Services	$110.0	$114.9	$111.6	$112.7	$449.2	$109.1	$109.6	$119.9
Mortgage Services	10.8	11.0	10.3	12.4	44.5	11.1	11.8	16.0
Canadian Operations	18.8	20.0	19.7	19.0	77.5	19.1	19.8	19.4

Information Services	139.6	145.9	141.6	144.1	571.2	139.3	141.2	155.3

Credit Marketing	38.2	40.6	40.8	46.8	166.4	38.6	41.9	42.2
Direct Marketing	25.2	23.6	22.9	21.2	92.9	20.4	21.3	30.1

Marketing Services	63.4	64.2	63.7	68.0	259.3	59.0	63.2	72.3

Consumer Direct	4.1	6.4	5.4	6.0	21.9	7.8	8.7	11.0

	$207.1	$216.5	$210.7	$218.1	$852.4	$206.1	$213.1	$238.6

2.    Can you provide a breakout of costs of services and SG&A as a percent of sales?

Operating expenses as a percent of revenue, excluding goodwill in 2001, are as follows for continuing operations:

	3rd Qtr		9 Months
	2001	2002	2001	2002
Operating Expenses:
Costs of services	40%	39%	40%	40%
Selling, general and administrative	22%	23%	24%	22%
Depreciation & amortization	7%	7%	7%	7%

	69%	69%	71%	69%

3.    Can you give depreciation and amortization by segment ?

Depreciation and amortization is as follows (2001 excludes City Directory and goodwill; 2002 excludes Spain commercial):

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	12 Months	1st Qtr	2nd Qtr	3rd Qtr
Depreciation & Amortization:
NA Information Services	$12.9	$12.9	$13.2	$12.3	$51.3	$12.0	$12.3	$13.7
European Operations	3.8	3.5	3.6	3.6	14.5	3.2	3.0	3.3
Latin America Operations	1.9	1.8	1.6	1.5	6.8	1.5	1.5	1.4
Other Information Services	0.2	0.2	0.2	0.2	0.8	—	—	—
General Corporate	1.4	1.4	1.9	2.2	6.9	2.1	2.1	2.1

	$20.2	$19.7	$20.5	$19.8	$80.2	$18.8	$18.9	$20.5

The above amounts exclude goodwill amortization in 2001 of the following:

	2001
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	12 Months
Goodwill Amortization:
NA Information Services	$3.0	$3.2	$3.3	$3.6	$13.1
European Operations	1.0	1.0	1.0	1.0	4.1
Latin America Operations	2.0	1.9	1.9	1.9	7.6

	$6.0	$6.1	$6.2	$6.4	$24.8

4.    What was the currency impact on the foreign operations?

The strengthening US dollar impacted revenue and operating income as follows:

	2002 Revenue
	1st Qtr	%	2nd Qtr	%	3rd Qtr	%
Canada	$(0.8)	-4.4%	$(0.2)	-0.9%	$(0.2)	-1.1%
Europe	(0.9)	-2.5%	1.1	3.1%	2.5	7.5%
Latin America	(4.4)	-16.2%	(4.0)	-14.8%	(5.2)	-19.3%

	$(6.1)	-2.2%	$(3.1)	-1.1%	$(2.9)	-1.1%

	2002 Operating Income
	1st Qtr	%	2nd Qtr	%	3rd Qtr	%
Canada	$(0.3)	-6.6%	$(0.1)	-1.1%	$(0.1)	-1.1%
Europe	(0.1)	-9.4%	0.1	9.8%	—	0.0%
Latin America	(0.6)	-8.6%	(0.6)	-7.4%	(0.9)	-10.7%

	$(1.0)	-1.3%	$(0.6)	-0.6%	$(1.0)	-1.1%

Common Questions & Answers (Unaudited)—September 30, 2002
(Dollars in Millions, except per share amounts)

5.    What was free cash flow for 2002 and 2001?

Free cash flow (defined as cash flow from operating activities, less capital expenditures) was approximately $115 million and $128 million for the first nine months of 2002 and 2001, respectively.

6.    What was the level of debt?

Total debt was comprised of the following:

	Dec 31 2001	Mar 31 2002	Jun 30 2002	Sep 30 2002
Senior Notes and Debentures—Long-term	$597.9	$598.0	$398.2	$398.3
Senior Notes and Debentures—Current	—	—	199.9	199.9
Revolving Credit Facility	90.9	97.9	137.8	234.0
Other Long-term Obligations	4.8	3.4	11.4	18.3
Other Short-term Debt & Current Maturities	62.0	54.4	56.5	44.5

	$755.6	$753.7	$803.8	$895.0

7.    What was the level of capital spending?

Capital expenditures, excluding property and equipment and other assets purchased in acquisitions, were as follows:

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	12 Months	1st Qtr	2nd Qtr	3rd Qtr
Capital Expenditures, Core Business	$13.6	$13.2	$10.0	$9.7	$46.5	$5.4	$11.0	$19.0

8.    Why did the second and third quarters’ effective tax rates decline from 40% in the first quarter to 39%?

The Company has been able to reduce its tax rate 1% by achieving a lower overall effective state tax rate.

9.    What is the current authorization amount for stock buyback?

As of September 30, 2002, approximately $223 million remained authorized for future share repurchases.

EQUIFAX INC.

FINANCIAL HIGHLIGHTS
(In millions, except per share amounts)

	3rd Quarter (Unaudited)			Nine Months (Unaudited)
	2002	2001 As Reported	2001 Core(1)	2002	2001 As Reported	2001 Core(1)
Revenue	$289.7	$282.4	$274.0	$816.7	$857.1	$827.9

Income from continuing operations:
Operating income	$89.7	$80.5	$88.2	$256.6	$227.1	$248.9
Other income, net	2.0	(3.9)	1.9	5.3	(1.0)	4.8
Minority interest expense	0.2	(1.0)	(1.0)	(1.3)	(2.6)	(2.6)
Interest expense	(10.4)	(12.3)	(12.3)	(30.5)	(37.0)	(37.0)

Income from continuing operations, pretax	81.5	63.3	76.8	230.1	186.5	214.1
Provision for income taxes	(31.8)	(27.5)	(30.7)	(90.5)	(78.3)	(85.6)

Income from continuing operations	49.7	35.8	46.1	139.6	108.2	128.5
Discontinued operations, net of income taxes(2)(3)	(10.8)	—	—	(11.5)	5.2	—

Net income	$38.9	$35.8	$46.1	$128.1	$113.4	$128.5

Per common share (diluted):
Income from continuing operations	$0.36	$0.26	$0.33	$1.01	$0.78	$0.93
Discontinued operations(2)(3)	(0.08)	—	—	(0.08)	0.04	—

Net income	$0.28	$0.26	$0.33	$0.92	$0.82	$0.93

Average shares outstanding (diluted)	137.6	140.2	140.2	138.9	138.7	138.7

(1)	—2001 Core Business results exclude the impacts of the 2001 Certegy spin-off, City Directory divestiture, and goodwill amortization.
(2)
—During the third quarter of 2002, the Company made the decision to exit its commercial business in Spain, and this business is now held for sale. The results of the Spain commercial business are classified as Discontinued Operations in 2002. These results include an estimated net loss on disposal of $9.0 million, or $0.07 per share. Prior year results were not material.

(3)
—In July 2001, the Company completed the spin-off of its Payment Services industry segment (“Certegy”) through a tax-free dividend to Equifax shareholders. Accordingly, Certegy’s 2001 results and related spin-off costs are classified as Discontinued Operations.

Operating revenue and operating income of the Company’s reportable segments for the third quarter and first nine months of 2002 and 2001 are below. The results of the City Directory business sold in the fourth quarter of 2001 are classified as Divested Operations. Goodwill amortization for 2001 has been reclassified from each business segment to a separate line to provide comparability with 2002.

	3rd Quarter (Unaudited)		Nine Months (Unaudited)
	2002	2001	2002	2001
Equifax revenue:
North America	$238.6	$210.7	$657.8	$634.4
Europe	32.8	33.9	95.6	105.1
Latin America	18.3	27.0	58.9	81.2
Other	—	2.4	4.4	7.2

Core revenue	289.7	274.0	816.7	827.9
Divested Operations	—	8.4	—	29.2

As reported	$289.7	$282.4	$816.7	$857.1

Equifax operating income:
North America	$95.7	$86.5	$264.6	$249.6
Europe	0.9	0.7	8.4	2.9
Latin America	5.1	8.5	14.7	24.3
Other	—	2.2	4.4	6.7
Corporate Expense	(12.0)	(9.7)	(35.5)	(34.6)

Core operating income	89.7	88.2	256.6	248.9
Divested Operations	—	(1.4)	—	(2.8)
Goodwill Amortization	—	(6.3)	—	(19.0)

As reported	$89.7	$80.5	$256.6	$227.1